SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
 |_| Preliminary Proxy Statement
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                                    (as permitted by Rule 14a-6(e)(2))
 |X| Definitive Proxy Statement
 |_| Definitive Additional Materials
 |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SENESCO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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Payment of Filing Fee (Check the appropriate box):
 |X| No fee required.
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 (1) Title of each class of securities to which transaction applies:

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                           SENESCO TECHNOLOGIES, INC.
                               34 Chambers Street
                           Princeton, New Jersey 08542



To Our Stockholders:

     You are most cordially invited to attend the 1999 Annual Meeting of Stockholders of Senesco Technologies, Inc. at 10:00 A.M., local time, on November 30, 1999, at The Tournament Player's Club at Jasna Polana, Princeton, New Jersey 08540.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                   Sincerely,

                                   /s/ Phillip O. Escaravage

                                   Phillip O. Escaravage
                                   Chairman,  Chief Executive Officer and
                                   President

                           SENESCO TECHNOLOGIES, INC.
                               34 Chambers Street
                           Princeton, New Jersey 08542

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 30, 1999

     The Annual Meeting of Stockholders (the "Meeting") of SENESCO TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held at The Tournament Player's Club at Jasna Polana on November 30, 1999, at 10:00 A.M., local time, for the following purposes:

(1) To elect four Class A Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2) To ratify the appointment of Goldstein Golub Kessler LLP as independent auditors for the year ending June 30, 2000; and

(3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock $.01 par value, of record at the close of business on October 18, 1999 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 34 Chambers Street, Princeton, New Jersey 08542 for a period of 10 days prior to the Meeting and at The Tournament Player's Club at Jasna Polana on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                    By Order of the Board of Directors

                                    /s/ Christian P.R. Ahrens

                                    Christian P.R. Ahrens
                                    Secretary

Princeton, New Jersey
October 28, 1999

        THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                           SENESCO TECHNOLOGIES, INC.
                               34 Chambers Street
                           Princeton, New Jersey 08542

              ----------------------------------------------------

                                 PROXY STATEMENT

              ----------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Senesco Technologies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on November 30, 1999, (the "Meeting") at The Tournament Player's Club at Jasna Polana at 10:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.01 par value ("Common Stock") as of the close of business on October 18, 1999 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,212,134 shares of Common Stock, on a post-Stock Split adjusted basis, issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the four nominees named below as Class A Directors, (ii) FOR the ratification of the appointment of Goldstein Golub and Kessler LLP, as independent auditors for the year ending June 30, 2000, and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. Provided a quorum is present in person or by proxy, all actions proposed herein, other than the election of Directors, may be taken upon the affirmative vote of Stockholders possessing a majority of the voting power represented at the Meeting.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the Stockholders of the Company on or about October 28, 1999. The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 1999 ("Fiscal 1999"), including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all Stockholders of record as of October 18, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of October 18, 1999.

                                CHANGE IN CONTROL

     On October 9, 1998, the Company entered into an Agreement and Plan of Merger by which, subject to approval of the stockholders of the Company, a wholly-owned subsidiary of the Company would merge with and into Senesco, Inc., a New Jersey corporation ("Senesco"), and the stockholders of Senesco would receive newly issued, unregistered and restricted Common Stock of the Company such that the stockholders of Senesco would acquire a majority of the Company's outstanding Common Stock (the "Merger"). On January 21, 1999, the stockholders of the Company approved the Merger and the transactions contemplated thereby, and the Merger became effective on January 22, 1999. Pursuant to the Merger, the Company changed its name from Nava Leisure USA, Inc. to Senesco Technologies, Inc., and Senesco became a wholly-owned subsidiary of the Company.

     As consideration for the Merger, the Company issued an aggregate of 1,700,000 pre-Stock Split (as defined below) shares of its authorized but previously unissued Common Stock (the "Merger Shares"), to the thirteen (13) stockholders of Senesco of record immediately prior to the effective date of the Merger, on a pro rata, one share-for-one share basis. Accordingly, upon the consummation of the Merger and the issuance of the Merger Shares, the Company had approximately 2,700,008 shares of its Common Stock, on a pre-Stock Split basis, issued and outstanding. As a result of the Merger, the aggregate ownership interest of the Pre-Merger stockholders of the Company decreased from 100% to approximately 37% of the then issued and outstanding Common Stock, and the 13 existing stockholders of Senesco obtained a controlling interest in the Company. Senesco is currently a wholly-owned subsidiary of the Company.

                               FORWARD STOCK SPLIT

     On September 29, 1999, the Board of Directors of the Company approved and declared a 2-for-1 forward stock split (the " Stock Split"). Stockholders of record as of the close of business on October 8, 1999 received one (1) additional share of the Company's Common Stock for every one (1) share of Common Stock held on that date. The Stock Split became effective on the NASD OTC Bulletin Board on October 25, 1999.

                                 REINCORPORATION

     On September 30, 1999, the Board of Directors of the Company approved the reincorporation of the Company solely for the purpose of changing its state of incorporation from the state of Idaho to the state of Delaware. In order to facilitate such reincorporation, the Company, on September 30, 1999, merged with and into Senesco Technologies, Inc., a Delaware Corporation (the "Reincorporation"). Stockholder approval for the Reincorporation was obtained at the January 21, 1999 Special Meeting of Stockholders.

                              ELECTION OF DIRECTORS

     In connection with the Merger, the By-laws of the Company were amended to divide the Board of Directors of the Company into two classes: (1) Class A consists of four Directors each of whom are elected to a one-year term; and (2) Class B consists of one Director who is elected to a two-year term. The total number of Directors constituting the entire Board of Directors of the Company, aggregating the Class A and Class B Directors, is five. At the January 21, 1999 Special Meeting of Stockholders (the "Special Meeting"), the Class B and two Class A Directors were elected. The remaining two Class A Directors were appointed by majority vote of the three Directors so elected. Mr. Steven Katz is currently the Class B Director and he has been appointed to serve as such Director until the year 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

     At the Meeting, four Class A Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     The current Class A Directors of the Board of Directors, each of whom is a Class A nominee, are as follows:

                                                        SERVED AS A
         NAME                            AGE          DIRECTOR SINCE
         ----                            ---          --------------

         Phillip O. Escaravage.......     23               1999

         Christopher Forbes..........     48               1999

         Thomas C. Quick.............     44               1999

         Ruedi Stalder...............     58               1999


     The principal occupations and business experience, for at least the past five years, of each Director is as follows(1):

     PHILLIP O. ESCARAVAGE, in June 1998, founded and became the president of Senesco, LLC, a technology development company involved in the identification and characterization of genes controlling the aging of plants. In November 1998, Senesco, LLC merged with and into Senesco, Inc., and Mr. Escaravage became the President of the surviving entity. In January 1999, Senesco, Inc. became a wholly-owned subsidiary of the Company, and Mr. Escaravage became the Company's Chairman and Chief Operating Officer. In October 1999, Mr. Escaravage was appointed the Chairman, Chief Executive Officer and President of the Company, and he continues to serve the Company in that capacity. Mr. Escaravage is also the founder and president of Escaravage Biological Industries, LLC (June 1997 to present), an entity engaged in the business of making investments in early stage biotechnology products. Mr. Escaravage received a Bachelor of Arts degree in Economics from Princeton University in 1997. Mr. Escaravage is the son-in-law of Christopher Forbes, a nominee for Director.

     CHRISTOPHER FORBES is Vice-Chairman of Forbes, Inc., which publishes Forbes Magazine, a leading business publication. He is responsible for Forbes' advertising and promotion departments. From 1981 to 1989, Mr. Forbes was Corporate Secretary at Forbes. Prior to 1981, he held the position of Vice-President and Associate Publisher. Mr. Forbes has been a Director of Forbes, Inc. since 1977.

     Mr. Forbes sits on the Boards of The New York Historical Society, The Newark Museum, The Business Committee for the Arts, The Brooklyn Museum, The Friends of New Jersey State Museum, The New York Academy of Art, The Victorian Society in America, The Princess Margarita Foundation and the Prince Wales Foundation. He is also a member of the Board of Advisors of The Princeton University Art Museum, a National Trustee of the Baltimore Museum of Art, and serves on the Advisory Committee of the Department of European Decorative Arts of the Museum of Fine Arts in Boston. In 1987, he was appointed to the Board of Regents of the Cathedral of St. John The Divine in New York City. Mr. Forbes received a Bachelor of Arts degree in Art History from Princeton University in 1972. In 1986, he was awarded the honorary degree of Doctor of Humane Letters by New Hampshire College. Mr. Forbes is the father-in-law of Phillip Escaravage, a nominee for Director.

     THOMAS C. QUICK is President, Chief Operating Officer and a Director of Quick & Reilly/ Fleet Securities, Inc., successor to The Quick & Reilly Group, Inc. ("Quick & Reilly"), a holding company for four major financial services businesses. Mr. Quick has held this position since 1996. From 1985 to 1996, he was President of Quick & Reilly, Inc., a Quick & Reilly subsidiary and a national discount brokerage firm. Mr. Quick serves as a trustee for the Securities Industry Foundation for Economic Education. He is also a member of the Board of Directors of Best Buddies and the Board of Trustees, the Investment Advisory Board and the Endowment Committee for the St. Jude Children's Hospital. He is a trustee and treasurer of the National Corporate Theater Fund, the United World Colleges and the Alcoholism Council of New York, and a Trustee of Fairfield University. A graduate of Fairfield University, Mr. Quick joined the Fleet Board in January 1998 in connection with the acquisition of Quick & Reilly.

     RUEDI STALDER is a former member of the Executive Board of Credit Suisse First Boston and former Chief Executive Officer of the Americas Region of Credit Suisse Private Banking. Mr. Stalder joined Credit Suisse in 1980 as a founding member and Deputy Head of the Multinational Services Group. In 1986 he became Executive Vice President. He was named to Credit Suisse's Executive Board in 1989. In 1990 he became Head of the Commercial Banking Division and a Member of the Executive Committee. From 1991 to 1995 Mr. Stalder was Chief Financial Officer and a Member of the Executive Board of Credit Suisse First Boston. He became head of Credit Suisse Private Banking in 1995 and retired in 1998. Prior to moving to the United States, Mr. Stalder was a member of the Board of Directors for several Swiss subsidiaries of major corporations including AEG, Bayer, BTR, Hoechst, Saint Gobain, Solvay and Sony. He is a fellow of the World Economic Forum, a member of the Leadership Committee of the Consolidated Corporate Fund of Lincoln Center for the Performing Arts and a member of the Board of The American Ballet Theatre. He is also a Trustee of Carnegie Hall and a member of its Operations and Finance Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

--------------
          (1) STEVEN KATZ is the current Class B Director and he has been appointed to serve as such Director until the year 2000 Annual meeting of Stockholders and until his successor is duly elected and qualified.

          Steven Katz has been the President of Steven Katz and Associates, Inc., a management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing since 1981. Since July 1998, Mr. Katz has served as a consultant to the Company. "See Certain Relationships and Related Transactions." From 1983 to 1984, he was the co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to S.K.Y. Polymers, Inc., Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp, N.A. From 1976 from 1980, Mr. Katz held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelor of Business Administrative degree in Accounting from the City College of New York in 1969. He is presently a member of the Board of Directors of several other private and public companies, including USA Technologies, Inc.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee which makes recommendations concerning salaries and incentive compensation for management and employees of the Company. The Compensation Committee currently consists of Messrs. Ruedi Stalder, Thomas C. Quick and Steven Katz. The Compensation Committee was established in July 1999 and, therefore, did not hold any meetings in fiscal 1999. The Board of Directors also has an Audit Committee, currently comprised of Messrs. Christopher Forbes, Ruedi Stalder and Steven Katz, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee was established in July 1999 and, therefore, did not hold any meetings in fiscal 1999. There were two (2) meetings of the Board of Directors during fiscal 1999. During fiscal 1999, each incumbent Director attended all meetings of the Board of Directors held during the period for which he had been a Director and all meetings of the committee on which he or she served. Furthermore, the Board of Directors often acted by unanimous written consent during fiscal 1999.

COMPENSATION OF DIRECTORS

     During the fiscal year ended June 30, 1999, non-employee members of the Company's Board received no compensation for serving as Board members or for serving on any of the Board's committees. Steven Katz, a member of the Board, has received compensation for providing management consulting services. See "Certain Relationships and Related Transactions."

     In September 1999, the Company granted each member of the Board of Directors, both employee members and non-employee members, options to purchase shares of the Company's common stock (the "Options"), on a post-Stock Split basis, as follows: (i) 40,000 Options to Phillip O. Escaravage at an exercise price of $3.85 per share, with one-half of the Options vesting on September 7, 1999 and one-half of the Options vesting on June 30, 2000; and 40,000 Options to each of Messrs. Forbes, Quick, Stalder and Katz at an exercise price of $3.50 per share, with one-half of the Options vesting on September 7, 1999 and one-half of the Options vesting on June 30, 2000.

SCIENTIFIC ADVISORY BOARD

     The Company's Scientific Advisory Board is made up of prominent leaders in the field of transgenic plants. A. Carl Leopold, Ph.D. serves as Chairman of the Scientific Advisory Board. He is currently a member and a W.H. Crocker Scientist Emeritus of the Boyce Thompson Institute for Plant Research at Cornell University. Dr. Leopold has held numerous academic appointments and memberships, including staff member of the Science and Technology Policy Office during the Nixon and Ford Administrations, and positions with the National Science
Foundation and the National Aeronautics and Space Administration. Alan B. Bennett, Ph.D., and William R. Woodson, Ph.D. are the other members of the Scientific Advisory Board. Dr. Bennett is the Associate Dean of the College of Agricultural and Environmental Sciences at the University of California, Davis. His research interests include: the molecular biology of tomato fruit development and ripening; the molecular basis of membrane transport; and cell wall disassembly. Dr. Woodson is the Associate Dean of Agriculture and Director of Agricultural Research Programs at Purdue University. He has been a visiting professor at many universities worldwide including the John Innis Institute in England and the Weizmann Institute of Science in Israel. Dr. Woodson has extensive knowledge in the field of horticultural science and serves on numerous international and national committees and professional societies.

COMPENSATION OF THE SCIENTIFIC ADVISORY BOARD

     During the fiscal year ended June 30, 1999, the Company's Scientific Advisory Board received $2,500 per quarter as compensation for serving the Company in such capacity. In addition, Dr. Bennett, a member of the Scientific Advisory Board, has received compensation as a consultant experienced in the transgenic plant industry. See "Certain Relationships and Related Transactions."

     In September 1999, the Company granted each member of the Scientific Advisory Board 10,000 options to purchase shares of the Company's common stock, on a post-Stock Split basis, at an exercise price of $3.50 per share, vesting upon the completion of a one year term on January 31, 2000.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                      CAPACITIES IN               IN CURRENT
NAME                            AGE   WHICH SERVED                POSITION SINCE
----                            ---   ------------                --------------

Phillip O. Escaravage(1)......  23    Chairman, Chief Executive    October 1999
                                      Officer, President, and
                                      Treasurer (Chairman and
                                      Chief Operating Officer
                                      from January 1999 until
                                      September 1999)

Sascha P. Fedyszyn (2)........  24    Vice President of Corporate  January 1999
                                      Development

Christian P. R. Ahrens (3)....  23    Secretary                    January 1999

John E. Thompson, Ph.D.(4) ...  58    Executive Vice President     October 1999
                                      of Research and Development
                                      (President and Chief
                                      Executive Officer from
                                      February 1999 until
                                      September 1999)
-----------

(1) Upon consummation of the Merger, Mr. Escaravage became the Company's Chairman and Chief Operating Officer. In addition, upon consummation of the Reincorporation, Mr. Escaravage became the Company's Chairman, Chief Executive Officer and President, and Mr. Thompson became the Company's Executive Vice President of Research and Development.

(2) Upon consummation of the Merger, Mr. Fedyszyn become the Company's Vice President of Corporate Development. Mr. Fedyszyn has been the Vice-President of Senesco since its formation in November 1998. Mr. Fedyszyn had been the
Executive  Vice  President  of  Senesco,   LLC  since  June  1998.  He  is  also
Vice-President of Escaravage Biological Industries, LLC (October 1997 to present). Mr. Fedyszyn's prior work experience was as Research Associates at the Logistics Management Institute (May 1995 - September 1995). Mr. Fedyszyn received a Bachelor of Arts degree from Princeton University in Biology in June 1997.

(3) Upon consummation of the Merger, Mr. Ahrens became the Company's Secretary. Mr. Ahrens has been the Secretary of the Senesco, Inc. since its formation in November 1998 and Secretary of the Company since January 1999. Mr. Ahrens had been Vice-President of Operations of Senesco, LLC since June 1998. Mr. Ahrens received a Bachelor of Arts degree from Princeton University in History in May 1998.

(4) Shortly after the Merger, Dr. Thompson became the Company's President and Chief Executive Officer, and he continued in that capacity until September 1999 when, upon consummation of the Reincorporation, he was appointed Executive Vice President of Research and Development. Dr. Thompson is the inventor of the technology that is being developed by the Company. He is the Dean of Science at the University of Waterloo in Waterloo, Ontario, Canada. Dr. Thompson has a Ph.D. in Biology from the University of Alberta, Edmonton, and he is the Fellow of the Royal Society of Canada. Dr. Thompson is also the recipient of a Lady Davis Visiting Fellowship, a Sigma Xi Award for Excellence in Research, the SCPP Gold Medal, and the Technion Visiting Fellowship.


     None of the Company's executive officers is related to any other executive officer, and with the exception of Mr. Escaravage, none of the Company's executive officers is related to any Director of the Company. Mr. Escaravage is the son-in-law of Christopher Forbes, a nominee for Director. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 1999

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during Fiscal 1999 and each other executive officer of the Company (collectively, the "Named Executives") during the three years ended June 30, 1999.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Long-Term
                                                                       Annual                    Compensation
---------------------------------------------------------------------------------------------------------------------------------
                                                                    Compensation                     Awards
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Securities
                                                                                   Other Annual    Underlying        All Other
                                                           Salary       Bonus     Compensation      Options        Compensation
         Name and Principal Position             Year        ($)          ($)          ($)            (#)               ($)
                     (a)                          (b)        (c)          (d)          (e)            (g)               (i)
---------------------------------------------------------------------------------------------------------------------------------
Phillip O. Escaravage.......................     1999       37,788        --           --             --                --
    Chairman, Chief Executive
    Officer
    and President
---------------------------------------------------------------------------------------------------------------------------------

John E. Thompson, Ph.D......................     1999         --          --           --             --              6,000(1)
    Executive Vice-President of
    Research and Development.
---------------------------------------------------------------------------------------------------------------------------------

Sascha P. Fedyszyn..........................     1999       29,577        --           --             --                --
    Vice President of Corporate
    Development
---------------------------------------------------------------------------------------------------------------------------------

Christian P. R. Ahrens......................     1999       25,731        --           --             --                --
    Secretary
---------------------------------------------------------------------------------------------------------------------------------

J. Rockwell Smith(2) .......................     1999         --          --           --             --                --
    President                                    1998         --          --           --             --                --
                                                 1997         --          --           --             --                --
---------------------------------------------------------------------------------------------------------------------------------


(1) Dr. Thompson received $6,000 for consulting services provided to the Company in May and June of 1999.

(2) Mr. Smith resigned as President of the Company upon consummation of the Merger. Prior to the Merger, the Company did not pay any compensation to any of its Executive Officers.

Option Grants in Fiscal 1999

     No options were granted to the Named Executives in fiscal 1999. However, in September 1999, the Company granted options to purchase an aggregate of 407,000 shares of the Company's common stock (the "Options"), on a post Stock Split basis, 130,000 of which were granted to the Named Executives as follows: (i) 40,000 Options to John E. Thompson, Ph.D. at an exercise price equal to $3.85 per share, with one-half of the Options vesting on September 7, 1999 and one-half of the Options vesting on June 30, 2000; (ii) 30,000 Options to Sascha
P. Fedyszyn at an exercise price equal to $3.50 per share, with one-third of the Options vesting on September 7, 1999 and one-third of the Options vesting on each of the next two successive years; and (iii) 20,000 Options to Christian P.
R. Ahrens at an exercise price equal to $3.50 per share, with one-third of the Options vesting on September 7, 1999 and one-third of the Options vesting on each of the next two successive years. Phillip O. Escaravage received Options as compensation for serving the Company in the capacity of Director. See "Compensation of Directors."

EMPLOYMENT   CONTRACTS,   TERMINATION  OF  EMPLOYMENT,   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

     On January 21, 1999, Phillip O. Escaravage entered into an employment contract with the Senesco for a term of three years, whereby the Company agreed to pay Mr. Escaravage a base salary of $55,200 per annum. On July 20, 1999, the Company's Board approved an increase in Mr. Escaravage's base salary to $75,000. The contract also provided for bonus payments at the sole discretion of the Board of Directors, four weeks paid vacation, life and health insurance, employee benefits on the same basis as made available to senior executives, and, under certain circumstances, a lump sum payment of 2.99 times his annual base salary if there is a change in control (as defined in his employment agreement).

     On January 21, 1999, Christian P. R. Ahrens entered into an employment contract with the Senesco for a term of two years, whereby the Company agreed to pay Mr. Ahrens a base salary of $36,000 per annum. On July 20, 1999, the Company's Board approved an increase in Mr. Ahren's base salary to $55,000. The contract also provided for bonus payments at the sole discretion of the Board of Directors, four weeks paid vacation, life and health insurance, employee benefits on the same basis as made available to senior executives, and, under certain circumstances, a lump sum payment of 2.99 times his annual base salary if there is a change in control (as defined in his employment agreement).

     On January 21, 1999, Sascha P. Fedyszyn entered into an employment contract with the Senesco for a term of two years, whereby the Company agreed to pay Mr. Fedyszyn a base salary of $36,000 per annum. On July 20, 1999, the Company's Board approved an increase in Mr. Fedyszyn's base salary to $55,000. The contract also provided for bonus payments at the sole discretion of the Board of Directors, four weeks paid vacation, life and health insurance, employee benefits on the same basis as made available to senior executives, and, under certain circumstances, a lump sum payment of 2.99 times his annual base salary if there is a change in control (as defined in his employment agreement).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company's Common Stock is the only class of stock entitled to vote at the Meeting. Only stockholders of record as of the closing of business on October 18, 1999 (the "Record Date") are entitled to receive notice of and to vote at the 1999 Annual Meeting of Stockholders. As of the Record Date, there are approximately 381 holders of record of the Company's Common Stock, and the Company has outstanding 6,212,134 shares of its Common Stock, on a post-Stock Split adjusted basis, and each outstanding share is entitled to one (1) vote at the Meeting. The following table sets forth certain information, as of the Record Date, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), Named Executives and Chief Executive Officer, and (iii) all Directors and executive officers as a group.

                                             AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)     BENEFICIAL OWNERSHIP(1)  OF CLASS(2)
---------------------------------------     -----------------------  -----------

(i)    Certain Beneficial Owners:
Michel A. Escaravage........................       470,738(3)           7.4
701 55 Blue Spring Drive
Waterloo, Ontario
Canada, N2J 4T3

(ii)   Directors (which includes all
       nominees), Named Executives and Chief
       Executive Officer:
Phillip O. Escaravage.......................     1,886,952(4)          29.5
Christopher Forbes..........................       336,938(5)           5.3
Thomas C. Quick.............................        57,960(6)            *
Ruedi Stalder...............................        20,000(7)            *
Steven Katz.................................        69,640(8)           1.1
Sascha P. Fedyszyn .........................        47,360(9)            *
Christian P.R. Ahrens.......................        23,191(10)           *
John E. Thompson, Ph.D......................       870,000(11)         13.6
J. Rockwell Smith...........................            --               *

(iii)  All Directors and current executive
       officers as a group (8 persons)......     3,312,041             51.8



-----------
*      Less than 1%

       (1) All shares of Common Stock and options to purchase Common Stock within 60 days after the Record Date are indicated on a post-Stock Split basis. Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named. Unless otherwise provided, all addresses should be care of Senesco Technologies, Inc., 34 Chambers Street, Princeton, New Jersey 08542.

       (2) Applicable percentage of ownership is based on 6,212,134 shares of Common Stock outstanding, plus any Common Stock equivalents and options or warrants held by such holder which are presently or will become exercisable within 60 days after the Record Date, or an aggregate of 176,334 shares of Common Stock.

       (3) Michel A. Escaravage is the brother of Phillip O. Escaravage, the Company's Chairman, Chief Executive Officer and President. Each brother disclaims beneficial ownership of each other's shares.

       (4) Includes 20,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date, and which are directly owned by Mr. Escaravage. Excludes 20,000 shares underlying options which become exercisable over time after such period. Includes 1,866,952 shares held by The Umbrella Project, LLC (the "LLC"), of which Mr. Escaravage is the sole member of the LLC, and therefore, he is the indirect beneficial owner of such shares.

       (5) Includes 20,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 20,000 shares underlying options which become exercisable over time after such period.

       (6) Includes 20,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 20,000 shares underlying options which become exercisable over time after such period.

       (7) Represents 20,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 20,000 shares underlying options which become exercisable over time after such period.

       (8) Includes 20,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 20,000 shares underlying options which become exercisable over time after such period.

       (9) Includes 10,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 20,000 shares underlying options which become exercisable over time after such period.

       (10) Includes 6,667 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 13,333 shares underlying options which become exercisable over time after such period.

       (11) Includes 20,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within 60 days after the Record Date. Excludes 20,000 shares underlying options which become exercisable over time after such period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During the year ended June 30, 1999, Phillip O. Escaravage, a Director, officer, and stockholder of the Company, paid expenses on the Company's behalf aggregating $85,179. These amounts were contributed by Mr. Escaravage as capital to the Company.

     In January 1999, the Company entered into an arrangement to sublease office space from The Umbrella Project, LLC, a company controlled by Phillip O. Escaravage, a Director and stockholder of the Company. This sublease is for a monthly rental of approximately $5,500 and is on a month-to-month basis. The Company believes that this arrangement is on terms at least as favorable as the Company would have received from a third party.

     Effective September 1, 1998, the Company entered into a three-year research and development agreement with John E. Thompson, Ph.D., an officer and stockholder of the Company, and the University of Waterloo in Waterloo, Ontario, Canada (the "University"). Dr. Thompson is the Dean of the University. Dr. Thompson and the University will provide research and development under the direction of the Company. The agreement is renewable annually by the Company which has the right of termination upon 30 days' advance written notice. Total amounts due under the agreement for the three-year period shall be limited to $735,000. Research and development expense under this agreement for the year ended June 30, 1999 aggregated $169,140.

     Effective May 1, 1999, the Company entered into a consulting agreement for research and development with John E. Thompson, an officer and stockholder of the Company. This agreement provides for monthly payments of $3,000 through June 2001. The agreement shall be automatically renewable for two additional three-year terms, unless either of the parties provides the other with written notice within six months of the end of the term.

     Christopher Forbes, a Director of the Company, is Vice-Chairman of Forbes, Inc., which publishes Forbes Magazine, a leading business publication. Forbes, Inc. has provided and will continue to provide the Company with advertising, introductions to strategic alliance partners and, from time to time, use of its office space, entertainment facilities and various other support services. The value of the past and future services are approximately $205,000. In recognition of the these past services and services to be provided in the future, the Board of Directors approved and granted to Forbes, Inc., a warrant to purchase 80,000 shares of Common Stock, on a post-Stock Split adjusted basis, at an exercise price of $3.50 per share, which was the closing bid on the NASD OTC Bulletin Board on the day of grant. Such warrant vests as follows: 20,000 on the date of grant and 20,000 on each of the first, second and third anniversary of the date of grant.

     Steven Katz, a Director of the Company, has an informal arrangement to perform management consulting services for the Company. During fiscal 1999, Mr. Katz received $177,151 for such services.

     Alan B. Bennett, Ph.D., a member of the Company's Scientific Advisory Committee, entered into a consulting agreement with the Company, dated July 16, 1999, whereby Dr. Bennett will provide consulting services in consideration for $5,400 per month.

     Thomas C. Quick, a Director of the Company, participated in a private placement of the Company's Common Stock (the "Private Placement") consummated on May 21, 1999. Pursuant to the Private Placement, Mr. Quick purchased 37,960 shares of the Company's Common Stock, on a post-Stock Split adjusted basis, at the same per share price and on the same terms and conditions as all other Private Placement shares sold to unrelated third parties.

     Christopher Forbes, a Director of the Company, purchased 303,676 shares of the Company's Common Stock, on a post-Stock Split adjusted basis, in connection with the Private Placement at the same per share price and on the same terms and conditions as all other Private Placement shares sold to unrelated third parties.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to stockholder approval, retained Goldstein Golub Kessler LLP as independent auditors of the Company for the fiscal year ending June 30, 2000. Neither of the firms nor any of its Directors has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GOLDSTEIN GOLUB AND KESSLER LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

     One or more representatives of Goldstein Golub and Kessler LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     For fiscal year ending June 30, 1999, the Company selected Goldstein Golub and Kessler LLP to act as independent accountants for the Company and informed the prior auditors, Jones, Jensen & Company, LLC, of its decision. In connection with its audit for the period ended June 30, 1998 and thereafter, there were no disagreements with the prior auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The prior auditors' report on the Company's financial statements for the period ended June 30, 1998 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company. Prior to retaining Goldstein Golub and Kessler LLP, the Company had not consulted with Goldstein Golub and Kessler LLP regarding accounting principles or the type of opinion that would be rendered on the Company's financial statements.


                             STOCKHOLDERS' PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by July 31, 2000.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     SENESCO TECHNOLOGIES, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON OCTOBER 18, 1999 AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                        By Order of the Board of Directors


                                        /s/ Christian P.R. Ahrens

                                        Christian P.R. Ahrens
                                            Secretary

Princeton , New Jersey
October 28, 1999

                           SENESCO TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Phillip O. Escaravage and Christian P.R. Ahrens, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Senesco Technologies, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Tournament Player's Club at Jasna Polana at 10:00 A.M., local time, on November 30, 1999, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS.
            Nominees: Phillip O. Escaravage, Christopher Forbes, Thomas C. Quick
                      and Ruedi Stalder.

(Mark one only)
VOTE FOR all the nominees listed above;  except vote withheld from the following
nominees (if any).   [  ]

------------------------------------------------------------------

VOTE WITHHELD from all nominees.  [  ]



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

2. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF GOLDSTEIN GOLUB KESSLER LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

FOR  [  ]                         AGAINST [  ]                      ABSTAIN [  ]


3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:                                           This proxy must be signed
      ----------------------------------         exactly as the name appears
                                                 hereon.  When shares are held
----------------------------------------         by joint tenants, both should
Signature of Stockholder                         sign.  If the signer is a
                                                 corporation, please sign full
----------------------------------------         corporate name by duly
Signature of Stockholder if held jointly         authorized officer, giving full
                                                 title as such.  If a
                                                 partnership, please sign in
                                                 partnership name by authorized
I will [  ]    will not [  ] attend the          person.
                             Meeting.



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.